FIDELITY BANK
Member FDIC

P.O. Box 105075
Atlanta, GA 30348-5075

(404) 639-6500
www.lionbank.com

IRREVOCABLE STANDBY LETTER OF CREDIT

BENEFICIARY:

Bedford Realty Company, LLC
P.O. Box 730
Bedford Park, Illinois 60499-0370

APPLICANT:

OneUp Innovations, Inc.
6300 Powers Ferry Road
Suite 600, Box 346
Atlanta, Georgia 30339

AMOUNT: USD $225,000.00 (Two Hundred Twenty-Five Thousand and 00/100 Dollars)
DATE: September 29, 2005

Ladies and Gentlemen:

We hereby issue this Irrevocable Standby Letter of Credit No. 99390 ("Letter of Credit") in your favor for the account of ONEUP INNOVATIONS, INC., a Georgia corporation ("Tenant") for a sum not to exceed an aggregate amount of $225,000.00 effective immediately and expiring at our office at One Securities Centre, Suite 1550, 3490 Piedmont Road, Atlanta, Georgia 30305 on December 31, 2010 ("Expiry Date"). Partial Drawings are permitted hereunder, and each drawing under this Letter of Credit shall permanently reduce the face amount of this Letter of Credit by the amount of such drawing.

We undertake that drawings under this Letter of Credit will be duly honored upon presentation to us at our office indicated above on any Business Day (as defined below) on or before the Expiry Date of your sight draft(s) drawn on us, bearing the clause: "Drawn under Fidelity Bank Irrevocable Standby Letter of Credit No. 99390", together with a statement in the form of Annex A (as stated below) purportedly executed by your authorized officer and regardless of whether Tenant disputes the content of such statement. Payment will be made hereunder not later than 1:00 p.m. Eastern time on the third Business Day (as defined below) following the date such demand for payment is presented as aforesaid. Payment of any amount drawn under this Letter of Credit will be made in immediately available funds by wire transfer to such account as you shall specify or in such other manner as you specify in the sight draft presented to us with respect to such payment. For purposes of this Letter of Credit, the term "Business Day" shall mean a day upon which banks in Atlanta, Georgia are open for commercial business.

This Letter of Credit is transferable in full and not in part.

This Letter of Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended or amplified by reference to any document or instrument referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates and any such reference shall not be deemed to incorporate herein by reference to any document or instrument.

Except as stated herein, this undertaking is not subject to any condition or qualification. Our obligations under this Letter of Credit shall be the individual obligation of Fidelity Bank, in no way contingent upon reimbursement with respect thereto.

Except as may be otherwise expressly stated herein, this letter of credit will be subject to the Uniform Customs and Practices for Documentary Credits, International Chamber of Commerce Publication No. 500 (1993), and any subsequent revisions thereof, and to the Uniform Commercial Code in effect in the State of Georgia.

Very truly yours,

By: Rusty Bramlett, Vice President
Fidelity Bank

By: Richard McCrea, Senior Vice President
Fidelity Bank